Exhibit 99.1


FOR IMMEDIATE RELEASE                                  CONTACT: PAM JAMESON

                                                             (631) 847-3169



   GENERAL SEMICONDUCTOR REPORTS RECORD SECOND QUARTER SALES, NET INCOME
              AND EARNINGS ALL REACH NEW HIGHS AS EPS DOUBLES

MELVILLE, NY (JULY 20, 2000)--GENERAL SEMICONDUCTOR, INC. (NYSE:SEM), a leading manufacturer of discrete semiconductors, today reported record sales for the quarter ended June 30, 2000 of $128.3 million, an increase of 26.3% from the $101.6 million for the second quarter of 1999.

Operating income in the quarter was $22.1 million compared with $12.0 million in the comparable quarter of 1999, an 83.6% improvement. Net income for the quarter increased 136.7% over the prior year setting a record at $12.1 million. Diluted earnings per share also set a new record as they increased 100.0% to $0.28, based on 49.9 million shares. This compares with $0.14 on 36.9 million shares in the year earlier period. The change in diluted shares reflects the issuance in December 1999 of $172.5 million 5 3/4% Convertible Subordinated Notes.

On a sequential basis, sales increased 11.6% from the $115.0 million reported for the first quarter of 2000. Operating income increased 16.9% from the $18.9 million reported while net income was up 26.8% from $9.5 million. Earnings per share gained 21.7% from $0.23.

Average selling prices increased 1.1% during the quarter, orders remained strong from all regions, capacity utilization improved to approximately 92% and the book-to-bill ratio was a healthy 1.13 to 1.

In the six month period ended June 30, 2000, revenue increased 22.5% from $198.5 million to $243.3 million while operating income was up 79.8% from $22.8 million to $41.0 million. Diluted earnings per share doubled from $0.25 in 1999 to $0.50.

While all geographic markets showed good sequential increases during the quarter, Southeast Asia, China and Japan showed double-digit gains. Similarly, all key markets reported improvements with computer and telecom gaining in excess of 15% and sales to contract manufacturers growing over 35%.

During the first half of the year, the Company also repaid $24 million on its revolving credit facility, reducing total long term debt from $276.5 million at 1999 year end to $252.5 million on June 30, 2000, including $172.5 million in Convertible Subordinated Notes.

New products accounted for 7% of sales in the second quarter, compared with 4% in the comparable period of 1999. The MOSFET business is ahead of plan for the year, with sales booked in the computer industry and telecom industries.

"We are pleased with the strength of our business during the second quarter and year to date," stated Ronald A. Ostertag, Chairman and Chief Executive Officer. "With strong sales gains in each of our regions and key end-use markets, we are very optimistic about our performance for the remainder of the year. Given our order backlog, improved capacity utilization and strengthened pricing, we believe that sequential improvements in our earnings will continue for the balance of the year. Our future outlook is much improved by new product introductions, specifically, power MOSFETs, a business that we were not in a year ago. The outlook is also enhanced by our strengthened balance sheet, improved factories utilization, and continued focus on cost reduction."

General Semiconductor, Inc. is a market leader in the design, manufacture and distribution of discrete semiconductor components. The Company provides customers with a broad array of power management products including rectifiers, transient voltage suppressors, small signal transistors, diodes and MOSFETs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key markets for its products include automotive, computers, consumer and telecommunications equipment.

      JOIN US FOR OUR CONFERENCE CALL TO BE BROADCAST LIVE AT 8:30 AM,
                 THURSDAY, JULY 20, 2000 ON OUR WEBCAST AT:

   http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=SEM&script=2400
   ----------------------------------------------------------------------

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission are incorporated herein by reference. General Semiconductor's actual results could differ materially from the "forward-looking" information in this press release.

         VISIT GENERAL SEMICONDUCTOR ON THE WEB AT www.gensemi.com
                                                   ---------------
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

                                                      GENERAL SEMICONDUCTOR, INC.
                                                    CONSOLIDATED INCOME STATEMENTS

                                       (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                           Three Months Ended                   Six Months Ended
                                                                June 30,                            June 30,
                                                     --------------------------------      ---------------------------------
                                                         2000              1999                2000               1999
                                                     --------------    --------------      --------------     --------------
NET SALES                                            $   128,318       $   101,583         $   243,288        $    98,544
                                                     --------------    --------------      --------------     --------------
OPERATING COSTS AND EXPENSES:

Cost of sales                                                                                  169,247            147,497
                                                          88,810            75,020
Selling, general and administrative                       14,357
                                                                            11,583              27,021             22,546
Research and development

                                                           1,761             1,659               3,435              3,119
Amortization of excess of cost over fair value
of net assets acquired
                                                           1,286             1,285               2,571              2,571
                                                     --------------    --------------      --------------     --------------
        Total operating costs and expenses               106,214            89,547             202,274            175,733
                                                     --------------    --------------      --------------     --------------
OPERATING INCOME                                          22,104            12,036              41,014             22,811
Other income (expense)-net
                                                             (22)               47                  (7)               (11)
Interest expense-net                                      (4,808)           (5,273)            (10,113)           (10,321)
                                                     --------------    --------------      --------------     --------------
INCOME BEFORE INCOME TAXES                                 17,274            6,810              30,894             12,479
Provision for income taxes                                (5,181)           (1,702)             (9,267)            (3,119)
                                                     --------------    --------------      --------------     --------------
NET INCOME                                           $     2,093       $     5,108        $     21,627        $     9,360
                                                     ==============    ==============      ==============     ==============
WEIGHTED AVERAGE SHARES OUTSTANDING:

Basic                                                                       36,820                                 36,820
                                                          37,671                                37,501
Diluted                                                                     36,902                                 36,873
                                                          49,945                                49,779
EARNINGS PER SHARE:

Basic                                               $       0.32      $       0.14        $      0.58        $      0.25
Diluted                                             $       0.28      $       0.14        $0     0.50        $      0.25

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

                                                      GENERAL SEMICONDUCTOR, INC.
                                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                                            (IN THOUSANDS)

                                                                                    (UNAUDITED)

                                                                                     JUNE 30,              DECEMBER 31,
                                                                                       2000                    1999
                                                                                --------------------    --------------------

Cash                                                                                    $     3,831             $     2,586
Accounts receivable, less allowance for doubtful accounts                                    74,793                  63,246
Inventories                                                                                  47,120                  43,480
Other current assets                                                                         24,648                  21,973
                                                                                --------------------    --------------------
Total current assets                                                                        150,392                 131,285
Total non-current assets                                                                    438,173                 442,514
                                                                                --------------------    --------------------
TOTAL ASSETS                                                                            $   588,565             $   573,799
                                                                                ====================    ====================
Total current liabilities                                                               $    77,124             $    66,564
                                                                                --------------------    --------------------
Long-term debt                                                                              252,500                 276,500
Other liabilities
                                                                                             96,570                  99,353
                                                                                --------------------    --------------------
Total non-current liabilities                                                               349,070                 375,853
                                                                                --------------------    --------------------
Total liabilities                                                                           426,194                 442,417

Total stockholders' equity
                                                                                            162,371                 131,382
                                                                                --------------------    --------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $    588,565             $   573,799
                                                                                ====================    ====================

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

                                                      GENERAL SEMICONDUCTOR, INC
                                                   CONDENSED CONSOLIDATED CASH FLOW
                                                      (UNAUDITED - IN THOUSANDS)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,

                                                                     2000                  1999
                                                               -----------------      ----------------
Income from operations                                          $        21,627        $        9,360

 Adjustments to reconcile to net cash
 provided by operating activities:
 Depreciation and amortization                                           14,729                13,632
 Changes in assets and liabilities                                       (6,520)              (18,782)

                                                               ---------------------------------------
Net cash provided by operating activities
                                                                         29,836                 4,210

Capital expenditures                                                    (13,270)              (11,727)
Net cash (used in) provided by financing activities                     (15,321)                9,000
Increase in cash                                                          1,245                 1,483
Cash, beginning of period                                                 2,586                 3,225
                                                               ---------------------------------------
Cash, end of period                                             $         3,831        $        4,708
                                                               =======================================


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

                                                              APPENDIX 1

                                                      GENERAL SEMICONDUCTOR, INC
                                                          E.P.S. CALCULATION
                                       (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                               THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                  JUNE 30, 2000                    JUNE 30, 2000
                                                           ----------------------------      --------------------------
      Net income                                            $                   12,093        $                 21,627
      Convert add-back*                                                          1,698                           3,367
                                                           ----------------------------      --------------------------
                                                            $                   13,791        $                 24,994
                                                           ============================      ==========================
      E.P.S. CALCULATION:
      -------------------
      Numerator - income plus add-back                      $                   13,791        $                 24,994
                                                           ----------------------------      --------------------------
      Denominator - weighted average shares                                     49,945                          49,779
          Diluted E.P.S.                                    $                     0.28        $                   0.50

      * Represents expense incurred during the quarter for interest related to the convertible notes and the amortization of deferred financing fees associated with the convertible notes (totalling $2,703K), tax effected at the marginal rate of 37.2%

     Q2                   $2,703 * (100% - 37.2%) = $1,698
     YTD June 30          $1,669 (Q1) + $1,698 (Q2) = $3,367